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                          USLIFE Corporation
       Form 10-Q for the Quarterly Period Ended March 31, 1996
                            Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________

3(ii)   By-laws as amended and restated.

27      Financial Data Schedule.